UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2025

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Registered Shelf Takedown Offering
On July 17, 2025, Smith Micro Software, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) relating to the registered direct offering and sale of an aggregate of 1,612,903 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $0.93 per share of Common Stock (the “Registered Shelf Takedown Offering”). The shares of Common Stock were offered by the Company pursuant to a prospectus supplement dated July 17, 2025, and accompanying prospectus dated May 16, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-287029), which was declared effective by the Securities and Exchange Commission on May 16, 2025. A copy of the legal opinion of Buchanan Ingersoll & Rooney PC relating to the validity of the shares of Common Stock issued in the Registered Shelf Takedown Offering is filed herewith as Exhibit 5.1.
Pursuant to the Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the Purchasers unregistered warrants (the “Common Warrants”) to purchase up to an aggregate of 1,612,903 shares of Common Stock (the “Common Warrant Shares”) (the “Private Placement”). Each unregistered Common Warrant has an exercise price of $1.20 per share, is immediately exercisable and will expire five (5) years from the date of issuance. The Common Warrants contain a “full-ratchet” anti-dilution adjustment, such that the exercise price will be adjusted if the Company issues shares of Common Stock (or Common Stock equivalents) at a price below the exercise price of the Common Warrant. The number of shares issuable upon exercise of such shares will then be proportionately adjusted. Additionally, in the event of a reverse stock split, the exercise price of each Common Warrant is subject to adjustment (along with a proportionate adjustment in the number of shares) if the market price of the Common Stock is less than the exercise price of the Common Warrant (after giving effect to the split) during a period before and after the effective date of the reverse split. Additionally, pursuant to the Purchase Agreement, a holder’s right to exercise the Common Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Common Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards. The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than October 17, 2025.
Neither the Common Warrants nor the Common Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Common Warrants were, and Common Warrant Shares will be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.
The gross proceeds to the Company from the Registered Shelf Takedown Offering and Private Placement were approximately $1.5 million, before deducting offering expenses payable by the Company. The Company expects to use the net proceeds from the Registered Shelf Takedown Offering and Private Placement for working capital and general corporate purposes. The closing of the Registered Shelf Takedown Offering and Private Placement occurred on July18, 2025.
The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, and subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) subject to customary exceptions, file any registration statement or amendment or supplement thereto, for a period lasting until the later of seventy five (75) days following the closing of the Registered Shelf Takedown Offering and Private Placement and the date of stockholder approval of the aforementioned matters in accordance with Nasdaq listing standards. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or

Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreement, for a period of five (5) months following the closing of the Registered Shelf Takedown Offering and the Private Placement, respectively. The Company has further agreed, subject to carve outs for certain exempt issuances pursuant to Company stock or option plans, the securities issuable upon the exercise, exchange or conversion of those issued in the Registered Shelf Takedown Offering, or certain outstanding Company securities, not to issue any shares of Common Stock or Common Stock equivalents at a price per share below the exercise price of the Common Warrants until stockholder approval of the aforementioned matters in accordance with Nasdaq listing standards is obtained.
Further, pursuant to the Purchase Agreement, the Company agreed that, on or before the sixtieth (60th) day following the closing of each of the Registered Shelf Takedown Offering and the Private Placement, the Company will file a registration statement with the SEC registering for resale the Common Warrant Shares issuable upon exercise of the Common Warrants. The Company has further agreed that such registration statement will be declared effective by the SEC no later than one hundred twenty (120) days following the closing of the Registered Shelf Takedown Offering and the Private Placement.
Pursuant to the terms of an engagement letter agreement previously entered into on June 19, 2025 (the “Engagement Letter”) by the Company with Chardan Capital Markets LLC (“Chardan”), the Company has agreed to pay Chardan a cash fee equal to 6.5% of the total gross proceeds from the Registered Shelf Takedown Offering and Private Placement in connection with its service as a financial advisor to the Company for the offerings.
The foregoing is only a summary of the material terms of the Common Warrants and the Purchase Agreement and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 4.1 and 10.1 respectively, and incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities
The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Common Warrants and Common Warrant Shares are incorporated by reference into this Item 3.02. The Common Warrants were, and Common Warrant Shares will be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.
Item 7.01 Regulation FD Disclosure.
On July 17, 2025, the Company issued a press release announcing the Registered Shelf Takedown Offering and Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto. On July 18, 2025, the Company issued a press release regarding the completion of the Registered Shelf Takedown Offering and Private Placement. A copy of the press release is attached as Exhibit 99.2 hereto.
The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.
Forward-Looking Statements
This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,”

“should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description

4.1	Form of Common Warrant

5.1	Opinion of Buchanan Ingersoll & Rooney PC

10.1*	Form of Securities Purchase Agreement (Registered Shelf Takedown Offering)

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

99.1	Press Release dated July 17, 2025

99.2	Press Release dated July 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: July 18, 2025	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
5